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                                                                    Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated June 27, 2006 (which report express an unqualified opinion on the Division's financial statements and includes an explanatory paragraph referring to the basis of presentation) relating to the financial statements of the Wichita Division of the Boeing Commercial Airplane Group of The Boeing Company appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/  Deloitte & Touche LLP

Seattle, Washington
June 28, 2006